                                                                      EXHIBIT 12

                         R. R. DONNELLEY & SONS COMPANY

                               ----------------

                          STATEMENT OF COMPUTATION OF
                       RATIO OF EARNINGS TO FIXED CHARGES

                         (DOLLAR AMOUNTS IN THOUSANDS)

                                                                SIX MONTHS ENDED
                                                                 JUNE 30, 1994
                                                                ----------------
Earnings
  Earnings before income taxes.................................     $148,727
  Interest expense.............................................       24,199
  Interest component of operating leases.......................       10,133(1)
  Amortization of capitalized interest.........................        3,120
                                                                    --------
  Earnings available for fixed charges.........................     $186,179
                                                                    ========
Fixed Charges
  Interest expense.............................................     $ 24,199
  Capitalized interest.........................................        4,700
                                                                    --------
  Interest incurred............................................       28,899
  Interest component of operating leases.......................       10,133(1)
                                                                    --------
  Total fixed charges..........................................     $ 39,032
                                                                    ========
  Ratio of Earnings to Fixed Charges...........................         4.77(2)
                                                                    ========

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(1) Management estimates one-third of current year operating lease payments to be the interest factor of such rentals.
(2) On a rolling twelve month basis, the ratio of earnings to fixed charges was 6.03.